Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Calumet Specialty Products Partners, L.P. (the “Partnership”) on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of F. William Grube, Chief Executive Officer and Vice Chairman of the Board of Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), and R. Patrick Murray, II, Vice President, Chief Financial Officer and Secretary of the General Partner, hereby certifies that:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

November 7, 2012	/s/ F. William Grube
F. William Grube
Chief Executive Officer and Vice Chairman of the Board of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Executive Officer)

November 7, 2012	/s/ R. Patrick Murray, II
R. Patrick Murray, II
Vice President, Chief Financial Officer and Secretary of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Financial Officer)